EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2015, relating to the consolidated financial statements of Micronet Enertec Technologies, Inc. (“the Company”) included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
November 19, 2015